EXHIBIT 99.1

For more information contact:

Investor Relations:

David Banks 262-879-5055

Media Relations:

Lori Stafford 262-879-5130

For immediate release:

October 24, 2007

Fiserv Reports Third Quarter Results

Financial segment and margin performance combine for strong earnings results

Brookfield, Wis., Oct. 24, 2007—Fiserv, Inc. (NASDAQ: FISV), a leading provider of technology solutions, today reported financial results for the third quarter of 2007.

Total revenues increased 5 percent to $1.17 billion for the third quarter compared with $1.12 billion in 2006. For the first nine months of 2007, total revenues were up 9 percent to $3.54 billion compared with $3.24 billion in 2006.

Total earnings per share for the third quarter were $0.73. Earnings per share from continuing operations for the third quarter were $0.72, an increase of 20 percent compared with $0.60 in 2006. Total earnings per share for the first nine months of 2007 were $2.02, with earnings per share from continuing operations of $1.97. Adjusted earnings per share from continuing operations were $2.03 in the first nine months of 2007 compared with $1.80 in 2006.

Overall adjusted operating margin increased 240 basis points to 24.6 percent for the quarter, and was 23.5 percent for the first nine months of 2007, an increase of 90 basis points compared with the prior-year period. Financial segment adjusted operating margin increased 300 basis points to 26.8 percent for the quarter, and was 25.7 percent for the first nine months of 2007, an increase of 260 basis points compared with the prior-year period.

The adjusted internal revenue growth rate for the quarter in the financial segment was 3 percent. This growth rate was negatively impacted in the quarter by continuing pressures in the U.S. mortgage markets which affected the company’s mortgage-related processing businesses.

“Financial segment performance and proactive management led to strong earnings growth,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “While third quarter internal revenue growth was negatively impacted by market conditions, we are pleased with the continuing strong results of our core processing and payments products.”

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OTHER BUSINESS AND OPERATING HIGHLIGHTS

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Operating cash flow from continuing operations was $459 million for the first nine months of 2007. Year-to-date free cash flow from continuing operations was up 16 percent to $340 million compared with 2006;

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Performance in the Investment Support Services segment, which is reported as discontinued operations, contributed $0.03 of earnings per share in the quarter before $6.9 million of transaction-related expenses. The company announced the sale of the Fiserv ISS businesses in two separate transactions in May 2007. One transaction is expected to close by the end of 2007 and the other in early 2008;

•	Fiserv EFT completed 59 new sales in the quarter with 97 percent made within the Fiserv core processing client base;

•	The company signed 82 new clients in the quarter for its electronic bill payment services and now has nearly 640 electronic bill pay clients;

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In the quarter, the company added 272 clients for its branch capture product and 172 clients for its merchant capture product. Fiserv now has more than 970 branch capture clients and more than 870 merchant capture clients;

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Desert Schools Federal Credit Union, a $3.4 billion financial institution based in Arizona, signed a core processing agreement with Fiserv CBS Worldwide during the quarter. The agreement included a number of ancillary services, including NetEconomy risk management and WireXchange;

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In the quarter, Urbana, Ill.-based First Busey Corporation, a $4 billion bank holding company, selected Fiserv to provide core account processing through Fiserv ITI Outsourcing as well as budgeting, planning and financial accounting tools through IPS-Sendero, a unit of Fiserv.

ACQUISITIONS

On Aug. 2, 2007, the company announced a $4.4 billion all-cash acquisition of CheckFree Corporation, a leading provider of financial e-commerce services and products. On Oct. 15, the company received early termination of the waiting period under the Hart-Scott-Rodino antitrust regulations. On Oct. 23, CheckFree stockholders voted to approve the transaction. This transaction is expected to close in the fourth quarter.

On Sept. 21, 2007, Fiserv announced the acquisition of WorkingRx in order to strengthen its workers’ compensation pharmacy transaction processing business in its insurance segment. WorkingRx helps pharmacies nationwide reduce the administrative time spent on workers’ compensation claims processing.

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On Oct. 15, 2007, Fiserv announced its acquisition of BancIntelligence, the only online advisory solution for financial institutions that provides automated analysis and web-based strategy development to more than 500 clients located in 49 states.

“We have made significant progress in enhancing our product and services offerings with a goal of providing the greatest value to clients,” said Yabuki. “We will continue to shape our business model to strengthen our leadership position in serving the financial services industry.”

OUTLOOK FOR 2007

As previously indicated at the company’s investor day on Oct. 2, 2007, the company’s full-year 2007 continuing operations adjusted earnings per share guidance is anticipated to be at the low end of its previously communicated range of $2.74 to $2.82 per share, due primarily to the sharp downturn in the U.S. mortgage market, which negatively impacted the company’s lending businesses. Weak performance in the company’s insurance segment in the second half of the year also impacted earnings per share guidance. The full-year guidance excludes the second quarter charge of $16.9 million ($0.06 per share) in the insurance segment.

EARNINGS CONFERENCE CALL

The company will discuss its third quarter 2007 results on a conference call and web cast at 4 p.m. CDT on Oct. 24. To register for the event, go to www.fiserv.com and click on the link for the event in the “Upcoming Events” section of the home page. From there, click “Access Event.”

USE OF NON-GAAP FINANCIAL INFORMATION

The company reports its financial results in accordance with GAAP. In addition, the company uses certain non-GAAP performance measures, including “adjusted earnings per share,” “free cash flow,” “adjusted internal revenue growth,” and “adjusted operating income and margin,” to provide investors a more complete understanding of the company’s underlying operational results. These non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. The company believes these adjusted measures are more indicative of the company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP in the United States.

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About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, business process outsourcing (BPO), software and systems solutions. The company serves more than 18,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. Headquartered in Brookfield, Wis., Fiserv reported more than $4.4 billion in total revenue for 2006. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of, and proceeds from, the sale of the Fiserv ISS business, the completion of the CheckFree acquisition, and estimated adjusted earnings per share in 2007. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete the sale of the Fiserv ISS business, the company’s ability to complete the CheckFree acquisition and to integrate its operations, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the potential impact of the company’s Fiserv 2.0 initiatives, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Processing and services	$747,758	$729,376	$2,243,710	$2,161,805
Product	425,989	393,141	1,295,154	1,080,525

Total revenues	1,173,747	1,122,517	3,538,864	3,242,330

Expenses
Cost of processing and services	461,642	465,809	1,408,577	1,394,025
Cost of product	364,647	336,424	1,096,824	886,727
Selling, general and administrative (2)	141,483	139,905	458,523	417,709

Total expenses	967,772	942,138	2,963,924	2,698,461

Operating income	205,975	180,379	574,940	543,869
Interest expense – net	(12,654)	(11,582)	(33,209)	(30,076)

Income from continuing operations before income taxes	193,321	168,797	541,731	513,793
Income tax provision	73,371	63,641	208,066	193,245

Income from continuing operations	119,950	105,156	333,665	320,548
Income from discontinued operations – net of tax (1)	925	4,932	9,009	23,420

Net income	$120,875	$110,088	$342,674	$343,968

Earnings per share
Continuing operations	$0.72	$0.60	$1.97	$1.80
Discontinued operations (1)	0.01	0.03	0.05	0.13

Total	$0.73	$0.63	$2.02	$1.93

Adjusted earnings per share – continuing operations
Earnings per share	$0.72	$0.60	$1.97	$1.80
Unusual item (2)	—	—	0.06	—

Adjusted earnings per share – continuing operations	$0.72	$0.60	$2.03	$1.80

Diluted shares used in computing earnings per share	166,641	175,875	169,728	178,403

(1)

In May 2007, the company signed agreements to sell its Investment Support Services businesses (Fiserv ISS). As a result, all periods presented reflect the Investment Support Services businesses as discontinued operations. The company recorded transaction-related expenses associated with the sale of Fiserv ISS of $6.9 million ($0.03 per share) for the three months ended and $8.6 million ($0.04 per share) for the nine months ended September 30, 2007. For the first nine months of 2006, earnings per share from discontinued operations included $0.04 related to the company’s securities clearing businesses, which were previously sold.

(2)

Included in selling, general and administrative expenses are pre-tax charges of $16.9 million recorded in the second quarter of 2007 related to ceasing an investment in a new technology platform ($13.1 million) in the health plan management business and other facility shutdown and severance expenses ($3.8 million) in the Insurance segment.

Adjusted earnings per share is a non-GAAP financial measure that the company believes is useful to investors because it presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(In thousands, unaudited)

	September 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$161,250	$149,440
Trade accounts receivable – net	658,212	578,498
Deferred income taxes	32,098	30,335
Prepaid expenses and other current assets	161,789	141,512
Assets of discontinued operations held for sale (1)	1,987,459	2,113,455

Total current assets	3,000,808	3,013,240
Property and equipment – net	238,164	241,924
Intangible assets – net	591,717	592,801
Goodwill	2,386,495	2,361,485
Other long-term assets	60,755	42,248

Total	$6,277,939	$6,251,698

Liabilities and Shareholders’ Equity
Trade accounts payable	$245,449	$228,265
Accrued expenses	321,364	338,247
Current maturities of long-term debt	60,953	—
Deferred revenues	251,151	258,102
Customer funds held	40,526	51,736
Liabilities of discontinued operations held for sale (1)	1,817,603	1,944,026

Total current liabilities	2,737,046	2,820,376
Long-term debt	911,003	747,256
Deferred income taxes	186,744	195,553
Other long-term liabilities	61,245	62,891

Total Liabilities	3,896,038	3,826,076
Shareholders’ Equity	2,381,901	2,425,622

Total	$6,277,939	$6,251,698

(1)	Fiserv ISS assets and liabilities are reported in “Assets and liabilities of discontinued operations held for sale” for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In thousands, unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$342,674	$343,968
Adjustment for discontinued operations	(9,009)	(23,420)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	4,015	18,485
Share-based compensation	19,856	23,278
Excess tax benefit from exercise of options	(10,217)	(3,628)
Depreciation and amortization	151,614	134,919
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Trade accounts receivable	(21,207)	(30,602)
Prepaid expenses and other assets	(13,183)	(13,324)
Trade accounts payable and other liabilities	5,787	3,953
Deferred revenues	(11,401)	(16,775)

Net cash provided by operating activities	458,929	436,854

Cash flows from investing activities
Capital expenditures, including capitalization of software costs for external customers	(118,955)	(144,787)
Payment for acquisitions of businesses, net of cash acquired	(95,762)	(183,791)
Cash distributions received from discontinued operations	—	28,000
Other investing activities	—	3,585

Net cash used in investing activities	(214,717)	(296,993)

Cash flows from financing activities
Proceeds from long-term debt – net	197,918	224,768
Issuance of common stock and treasury stock	39,903	27,914
Purchases of treasury stock	(469,217)	(421,399)
Excess tax benefit from exercise of options	10,217	3,628
Customer funds held	(11,223)	7,547

Net cash used in financing activities	(232,402)	(157,542)

Change in cash and cash equivalents	11,810	(17,681)
Beginning balance	149,440	169,532

Ending balance	$161,250	$151,851

(1)	Fiserv ISS cash flows are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment	2007	2006	2007	2006
Revenues
Financial Institution Services (“Financial”) (1)	$753,272	$720,778	$2,274,288	$2,128,951
Insurance Services (“Insurance”) (2),(3)	420,475	401,739	1,264,576	1,113,379

Total	$1,173,747	$1,122,517	$3,538,864	$3,242,330

Operating income
Financial (1)	$173,528	$148,779	$499,049	$423,696
Insurance (2),(3)	32,447	31,600	75,891	120,173

Total	$205,975	$180,379	$574,940	$543,869

Operating margin
Financial (1)	23%	21%	22%	20%
Insurance (2),(3)	8%	8%	6%	11%

Total	18%	16%	16%	17%

(1)

Included in the Financial segment results were early contract termination fees of $7.7 million for the three months ended and $29.6 million for the nine months ended September 30, 2007, respectively, compared with $6.8 million and $16.3 million for the comparable periods in 2006. This segment’s businesses generally enter into three- to five-year contracts that contain early contract termination fees. These fees are unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

(2)

Included in the Insurance segment results was a decline of $31.7 million in higher-margin flood claims processing revenues from $34.6 million in the first nine months of 2006 to $2.9 million in 2007, and $16.9 million in charges recorded in the second quarter of 2007 related to ceasing an investment in a new technology platform ($13.1 million) and other facility shutdown and severance expenses ($3.8 million).

(3)	Supplemental financial information for the health plan management business that is included in the Insurance segment is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$350,984	$334,838	$1,055,740	$905,520
Operating income (2)	16,873	15,386	41,401	53,674
Operating margin (2)	5%	5%	4%	6%

Free cash flow

Free cash flow is measured as net income, excluding discontinued operations, plus share-based compensation, depreciation and amortization, less capital expenditures, plus or minus changes in working capital-net as reported in the company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the company believes is useful to investors because it measures the company’s cash flow after it has satisfied the capital requirements of its operations.

	Nine Months Ended September 30,
	2007	2006
Net income	$342,674	$343,968
Adjustment for discontinued operations	(9,009)	(23,420)
Share-based compensation	19,856	23,278
Depreciation and amortization	151,614	134,919
Capital expenditures	(118,955)	(144,787)

Free cash flow before changes in working capital	386,180	333,958
Changes in working capital-net	(46,206)	(41,891)

Free cash flow	$339,974	$292,067

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FISERV, INC. AND SUBSIDIARIES

ADJUSTED OPERATING INCOME AND MARGIN INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment	2007	2006	2007	2006
Adjusted operating income (1)
Financial	$173,528	$148,779	$499,049	$423,696
Insurance (2), (3)	32,447	31,600	92,791	120,173

Total	$205,975	$180,379	$591,840	$543,869

Adjusted operating margin (1)
Financial	27%	24%	26%	23%
Insurance (2), (3)	17%	17%	16%	21%

Total	25%	22%	23%	23%

Customer reimbursements (1)
Financial	$105,653	$95,193	$329,060	$292,437
Insurance	2,808	2,628	11,862	7,688

Total	$108,461	$97,821	$340,922	$300,125

Prescription product costs in Insurance segment (1)	$229,004	$211,062	$676,362	$531,500

(1)

Adjusted operating income and margin excludes customer reimbursements and prescription product costs which are included in revenues and expenses. Customer reimbursements consist primarily of pass-through costs such as postage and data communication expenses. Prescription product costs are incurred in the health plan management business that is included in the Insurance segment. Adjusted operating income and margin for 2007 excluded pre-tax charges of $16.9 million recorded in the second quarter of 2007 related to ceasing an investment in a new technology platform ($13.1 million) in the health plan management business and other facility shutdown and severance expenses ($3.8 million) in the Insurance segment. Total charges related to the health plan management business included in the Insurance segment are $14.0 million.

(2)	Included in the Insurance segment results is a decline of $31.7 million in higher-margin flood claims processing revenues from $34.6 million in the first nine months of 2006 to $2.9 million in 2007.
(3)	Supplemental financial information for the health plan management business that is included in the Insurance segment is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Adjusted operating income (1)	$16,873	$15,386	$55,401	$53,674
Adjusted operating margin (1)	14%	13%	15%	15%

Adjusted operating income and margin are non-GAAP financial measures that the company believes are useful to investors because they provide more insight into how management views the underlying operating performance of the company and presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results. In analyzing the company’s performance, management excludes the impact of pass-through customer reimbursements and prescription product costs that are presented in revenue and expenses under GAAP.

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FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment	2007	2006	2007		2006
Financial	4%	7%	5%		7%
Insurance	2%	21%	9%		15%

Total	4%	12%	6%		10%

	Adjusted (2) Three Months Ended September 30,		Adjusted (2) Nine Months Ended September 30,
	2007	2006	2007		2006
Financial	3%	7%	5%		6%
Insurance	(5)%	(1)%	(7	)%(3)	2	%(3)

Total	1%	5%	2	%(3)	5	%(3)

(1)

Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $11.5 million ($1.5 million in the Financial segment and $10.1 million in the Insurance segment) for the third quarter of 2007 and $84.4 million ($38.0 million in the Financial segment and $46.4 million in the Insurance segment) for the nine months ended September 30, 2007 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the Financial segment for the nine months ended September 30, 2006, include customer reimbursement pass-through costs of $22.7 million.

(2)

The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are included in revenues and expenses under GAAP. See footnote 1 to the Adjusted Operating Income and Margin Information table.

(3)

Flood claims processing revenue was $2.9 million, $34.6 million and $12.6 million in the first nine months of 2007, 2006 and 2005, respectively. Flood claim processing revenue negatively impacted adjusted internal revenue growth in the Insurance segment by 5 percentage points in the first nine months of 2007 and positively impacted adjusted internal revenue growth in the segment by 4 percentage points in the first nine months of 2006. Excluding flood claim processing revenue, the adjusted internal revenue growth (decline) rate for the company and the Insurance segment would have been 3 percent and (2) percent in the first nine months of 2007, respectively, and 4 percent and (2) percent in the first nine months of 2006, respectively. The health plan management business that is included in the Insurance segment had adjusted internal revenue growth (decline) of (3) percent and 2 percent in the third quarter of 2007 and 2006, respectively, and 0 percent and 2 percent in the first nine months of 2007 and 2006, respectively.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding customer reimbursements and prescription product costs that must be presented in revenue under GAAP. In addition, the company believes that the presentation of its adjusted internal revenue growth rate both including and excluding flood claims processing revenue is useful to investors because it enables them to understand the impact of these revenues, which can significantly impact the company’s internal revenue growth rate.

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FISERV, INC. AND SUBSIDIARIES

FISERV 2.0 KEY METRIC AND SALES QUOTA ATTAINMENT

(Dollars in millions, unaudited)

	Quarterly Attainment
Metric	Q1	Q2	Q3	Q4	YTD	2007 Objective
Integrated Sales (1)	14%	33%	34%	—	81%	$26
Operational Effectiveness (2)	17%	32%	42%	—	91%	$15

(1)

Integrated sales targets are exclusive of amounts within normal sales quota and only include sales from a designated list of additional products. Dollar value is the amount of recurring annual revenue which excludes any one-time revenue.

(2)	Operational effectiveness targets represent cost savings associated with Fiserv 2.0 initiatives. Dollar value is the amount of savings targeted to be attained in the measurement period.

	Quarterly Attainment - % of Target
Metric	Q1	Q2	Q3	Q4	YTD	2007 Objective
Overall Sales Quota (3)	90%	104%	100%	—	99%	100%

(3)

Overall sales quota is the traditional Fiserv sales quota system used across the enterprise, and excludes incremental sales included in the Integrated Sales metric. Quarterly sales quota attainment represents the percentage attainment of quarterly sales targets.

FISV-E

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